Exhibit 10.1

EXCHANGE AGREEMENT

Oasis Investments II Master Fund Ltd. (the "Holder") enters into this Exchange Agreement (the "Agreement") with JAKKS Pacific, Inc. (the "Company") on July 25, 2018 whereby the Holder will exchange (the "Exchange") the Company's existing 4.25% Convertible Senior Notes due 2018 (the "Existing Notes") for the Company's new Convertible Senior Notes in the form attached hereto as Exhibit A (the "2018 Exchange Notes").

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: Exchange of the Existing Notes for 2018 Exchange Notes

On the Closing Date (as defined below), the Holder hereby agrees to exchange and deliver to the Company the following principal amount of Existing Notes, and in exchange therefor the Company hereby agrees to (x) issue to the Holder the same principal amount of 2018 Exchange Notes and (y) pay to the Holder accrued interest through the Closing Date with respect to such Existing Notes in cash by wire transfer of immediately available funds pursuant to the Holder's wire instructions set forth on the Holder's signature page attached hereto:

Aggregate Principal Amount of Existing Notes (the "Exchanged Notes") to be Exchanged for 2018 Exchange Notes (the "Holder's 2018 Exchange Notes"): $8,000,000

Aggregate accrued but unpaid interest on such Exchanged Notes through the Closing Date to be paid on the Closing Date in cash ("Interest"): $166,222.22

The consummation of the foregoing transactions is herein referred to as the "Closing". The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and the Holder) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Article IV below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. At the Closing, (a) the Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Exchanged Notes (and no other consideration) free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, "Liens"), and (b) the Company shall deliver to the Holder's 2018 Exchange Notes in the same principal amount of the principal amount of the Exchanged Notes. The Holder shall electronically deliver to the Company's balance account with The Depository Trust Company ("DTC") through its Deposit / Withdrawal at Custodian ("DWAC") system pursuant to the DWAC instructions set forth on the Company's signature page attached hereto and the Company shall deliver to the Holder at its address set forth on its signature page attached hereto a certificate representing the Holder's 2018 Exchange Notes.

Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement" and together with this Agreement and the 2018 Exchange Notes, the "Transaction Documents"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, and applicable state securities laws.

Article II: Covenants, Representations and Warranties of the Holder

The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1   Power and Authorization. The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and the Holder has the power, authority and capacity to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder, and to consummate the Exchange contemplated hereby.

Section 2.2   Valid and Enforceable Agreements; No Violations. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Holder and constitute (assuming due authorization, execution and delivery hereof and thereof by the Company) legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with their respective terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the "Enforceability Exceptions"). This Agreement and the Registration Rights Agreement and the consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Holder's organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder, except in the case of clause (ii) or (iii) above only, where such violations, conflicts, breaches or defaults would not affect the Holder's ability to consummate the transactions contemplated hereby in any material respect.

Section 2.3   Title to the Exchanged Notes. The Holder is the beneficial owner of the Exchanged Notes. The Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the preceding sentence and in Article I, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights, title or interest in or to its Exchanged Notes or its rights in its Exchanged Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes. Upon the Holder's delivery of its Exchanged Notes to the Company pursuant to the Exchange, such Exchanged Notes shall be free and clear of all Liens created by the Holder.

Section 2.4   Accredited Investor; Ordinary Course of Business. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring the Holder's 2018 Exchange Notes hereunder in the ordinary course of its business.

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Section 2.5   Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company's filings and submissions with the Securities and Exchange Commission (the "SEC"), including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) the Holder has had the opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, (d)  the Company is not acting as a fiduciary or financial or investment adviser to the Holder and (e) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for (A) the SEC Documents (as defined below) and (B) the representations and warranties made by the Company in this Agreement.

Section 2.6   No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Holder, threatened, against the Holder that would reasonably be expected to impede the consummation of the transactions contemplated hereby.

Section 2.7   Holdings. As of the date hereof, the Holder holds the following securities of the Company: (i) 1,097,906 shares of the Company's common stock, $0.001 par value (the "Common Stock"), (ii) the Exchanged Notes, (iii) $10,250,000 principal amount of the Company's 4.875% Convertible Senior Notes due 2020 and (iv) $21,550,000 principal amount of the Company's Convertible Senior Notes issued to the Holder pursuant to that certain Exchange Agreement dated as of November 7, 2017 by and between the Company and the Holder.

Section 2.8   Recusal. While the Holder or any of its affiliates holds 2018 Exchange Notes, any employee of the Holder or any of its affiliates serving as director on the Company's Board of Directors shall recuse himself (or herself) from any discussion or vote relating to the terms of the 2018 Exchange Notes.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Holder, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1   Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and the Company has the power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the Exchange contemplated hereby. Except as expressly set forth in this Agreement and except as will be obtained by the Company prior to the Closing Date, no material consent, approval, order or authorization of, or material registration, declaration or filing with any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby.

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Section 3.2   Valid and Enforceable Agreements; No Violations. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitute (assuming, with respect to this Agreement and the Registration Rights Agreement, due authorization, execution and delivery hereof and thereof by the Holder) legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and the other Transaction Documents, the issuance of the 2018 Exchange Notes, the reservation for issuance and issuance of the shares of Common Stock pursuant to the terms of the 2018 Exchange Notes (the "2018 Exchange Conversion Shares") and the consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (ii) or (iii) above only, where such violations, conflicts, breaches or defaults would not result in a Material Adverse Effect (as defined below).

Section 3.3   Validity of the Holder's 2018 Exchange Notes. The Holder's 2018 Exchange Notes have been duly authorized by the Company and, when executed and delivered to the Holder pursuant to the Exchange against delivery of the Exchanged Notes in accordance with the terms of this Agreement, the Holder's 2018 Exchange Notes will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be subject to the Enforceability Exceptions, and the Holder's 2018 Exchange Notes will not be subject to any preemptive, participation, rights of first refusal or other similar rights. The Holder's 2018 Exchange Notes (a) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act, (b) will, at the Closing, be free of any restrictions on resale by the Holder pursuant to Rule 144 promulgated under the Securities Act other than such restrictions imposed on the Holder by virtue of its affiliate status with the Company and free of any restrictive legend, and (c) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Holder's 2018 Exchange Notes. For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that the holding period of the 2018 Exchange Notes and of any other securities that may be issued to the Holder pursuant to terms of the 2018 Exchange Notes may be tacked onto the holding period of the Exchanged Notes and the Company agrees not to take a position contrary thereto.

Section 3.4   Validity of 2018 Exchange Conversion Shares. The 2018 Exchange Conversion Shares have been duly authorized and reserved by the Company for issuance pursuant to the terms of the Holder's 2018 Exchange Notes and, when issued upon conversion of the Holder's 2018 Exchange Notes in accordance with the terms of the Holder's 2018 Exchange Notes, will be validly issued, fully paid and non-assessable, and the issuance of the 2018 Exchange Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.5   Listing Approval. At the Closing, the 2018 Exchange Conversion Shares shall be approved for listing on The NASDAQ Global Select Market.

Section 3.6   SEC Filings. As of their respective filing dates, the Company's filings with the SEC under the Exchange Act during the two (2) years prior to the date hereof (the "SEC Documents"), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed.

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Section 3.7   No MAE. No Material Adverse Effect currently exists or is reasonably expected to occur. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on: (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company or its subsidiaries, individually or taken as a whole, or (ii) the legality, validity, binding effect or enforceability of any of the Transaction Documents, or (iii) on the authority or ability of the Company to perform its obligations hereunder and the other Transaction Documents.

Section 3.8   Disclosure. On or before 8:30 a.m. New York time on the first business day following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K reasonably acceptable to the Holder, describing the terms of the transactions contemplated by the Transaction Documents and attaching each of the Transaction Documents as exhibits to such filing.

Section 3.9   No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the transactions contemplated hereby.

Section 3.10 No Event of Default. No Event of Default or comparable term (as defined in the Indenture and in the 2018 Exchange Notes) has occurred that is continuing as of the date hereof.

Section 3.11 Stockholder Approval. The Company shall provide each stockholder entitled to vote at the next special or annual meeting of stockholders of the Company (the "Stockholder Meeting"), which shall be promptly called and held not later than December 31, 2018 (the "Stockholder Meeting Deadline"), a proxy statement, substantially in the form which has been previously reviewed by the Holder and Schulte Roth & Zabel LLP soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions providing for the Company's issuance of all of the shares of Common Stock issuable pursuant to the terms of the 2018 Exchange Notes in accordance with applicable law and the rules and regulations of the Principal Market without giving effect to the Exchange Cap provisions set forth in the 2018 Exchange Notes (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every six (6) months thereafter until such Stockholder Approval is obtained.

Section 3.12 Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation (including, without limitation, Section 203 of the Delaware General Corporation Law) which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the 2018 Exchange Notes and the 2018 Exchange Conversion Shares and the Holder's ownership of such securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any of its subsidiaries.

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Article IV: Closing Conditions

Section 4.1   Conditions of the Holder's Obligations at the Closing. The obligation of the Holder to consummate the transactions contemplated hereby is subject to the satisfaction as of the Closing of the following conditions:

(a)     Representations and Warranties True. The Company's representations and warranties contained in Article III hereof shall be true and correct at and as of the Closing as though made as of the Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date). The Company shall have performed and complied in all material respects with all of the covenants, agreements and conditions contained in this Agreement required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. In the event the Closing Date occurs after the date of this Agreement, the Holder shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

(b)     Legal Opinion. The Holder shall have received the opinion of Feder Kaszovitz LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

(c)     Litigation. No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority or threatened in writing seeking to restrain or prohibit (or seeking damages in connection with) the transactions contemplated hereby, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

(d)     Listing. As of the Closing Date (i) the Common Stock (I) shall be listed on The NASDAQ Global Select Market and (II) shall not have been suspended, as of the Closing Date, by the SEC) or The NASDAQ Global Select Market from trading on The NASDAQ Global Select Market and (ii) the 2018 Exchange Conversion Shares shall have been approved for listing on The NASDAQ Global Select Market.

Section 4.2   Conditions of the Company's Obligations at the Closing. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction as of the Closing of the following conditions:

(a)      Representations and Warranties True. The Holder's representations and warranties contained in Article II hereof shall be true and correct at and as of the Closing as though made as of the Closing Date. The Holder shall have performed and complied in all material respects with all of its covenants and other obligations contained in this Agreement required to be performed or complied with by the Holder at or prior to the Closing Date.

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(b)      Litigation. No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority or threatened in writing seeking to restrain or prohibit (or seeking damages in connection with) the transactions contemplated hereby, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

Article V: Miscellaneous

Section 5.1   Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 5.2   Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 5.3   Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the other Transaction Documents, including, but not limited to, attorneys’ fees.

Section 5.4   Governing Law; Jurisdiction; Jury Trial. This Agreement and the other Transaction Documents shall be construed and enforced in accordance with, and all questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder, under any of the other Transaction Documents or in connection herewith or therewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

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Section 5.5   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 5.6   No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 5.7   Expiration Date. Notwithstanding any other provision hereof to the contrary, if the Closing has not occurred by 5:00 p.m. (New York time) on the tenth (10th) business day following the date hereof, unless otherwise mutually agreed to by the parties to this Agreement, the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

Section 5.8   Amendment. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 5.9   Notices. All notices and other communications to any party hereto provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, by electronic mail, or sent by registered or certified mail, return receipt requested, postage prepaid, to the contact information provided on the signature page attached hereto (or such other address as any party shall have specified by notice in writing to the other parties).

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

"HOLDER":		"Company":

OASIS INVESTMENTS II MASTER FUND LTD.		JAKKS PACIFIC, INC.

By:	/s/ Phillip Meyer	By:	/s/ Stephen Berman
Name:	Phillip Meyer	Name:	Stephen Berman
Title:	Director	Title:	CEO

Contact Information:		Contact Information:
c/o Oasis Legal		JAKKS Pacific, Inc.
Oasis Management (Hong Kong) LLC		2951 28th Street
21st Floor, Man Yee Building, 68 Des Voeux Road, Central, Hong Kong		Santa Monica, California Telephone: (424) 268-9444
Telephone: (852) 2847 7708		Facsimile: (424) 268-9655
Attention: General Counsel		Attention: Brent Novak
E-mail: OasisLegal@oasiscm.com & ashoghi@us.oasiscm.com		Email: bnovak@jakks.net.com

with a mandatory copy (for informational purposes only) to:		with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP		Feder Kaszovitz LLP
919 Third Avenue		845 Third Avenue, 11th Floor
New York, New York 10022		New York, New York 10022
Telephone: (212) 756-2000		Telephone: (212) 888-8200
Facsimile: (212) 593-5955		Facsimile: (212) 888-7776
Attention: Eleazer N. Klein, Esq.		Attention: Geoffrey A. Bass, Esq.
E-mail: eleazer.klein@srz.com		Email: GBass@fedkas.com

Wire Instructions:		DWAC Instructions:

[Signature Page to Exchange Agreement]

EXHIBITS

Exhibit A	Form of 2018 Exchange Notes
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Officer's Certificate
Exhibit D	Form of Legal Opinion of Company Counsel